MARGIN AGREEMENT


DISCLOSURE STATEMENT

     This Disclosure Statement does not waive or impair any provision of your margin agreement with us.

CONDITIONS UNDER WHICH AN INTEREST CHARGE WILL BE IMPOSED

     With the passage of the federal truth-in-lending law in July 1970, the Securities & Exchange Commission adopted Rule 10b-16, which requires brokers and dealers to furnish information concerning interest charges to their customers. This letter is sent to you to comply with the requirements of that rule and to acquaint you with the conditions governing interest charges on any credit extended to you or maintained for you by us. For purposes of this Disclosure Statement, an account is any type account within your numbered account.

RATE OF INTEREST

     The annual rate of interest will vary depending upon the size of the total of your average debit balances for the time period the interest computation is made in accordance with the following schedule:

              Total of Average Debit Balances                Interest Rate -
                During the Interest Period                   Prime Rate Plus
              -------------------------------                ---------------

         Under $10,000                                             1 1/4%
         $10,000 and Over But Less than $30,000                        1%
         $30,000 and Over But Less than $50,000                      3/4%
         $50,000 and Over                                            1/2%

     These rates are directly related to the rates that banks charge customers and therefore the rate of interest charged will change without notice in accordance with changes in those rates.

METHOD OF COMPUTING INTEREST AND DETERMINING DEBIT BALANCE

     On a daily basis computations are made to determine whether a debit or credit balance exists in all accounts:

     The debit or credit balances so computed, if any, are then netted on a daily basis as follows:

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     (a) A credit balance in the cash account offsets debit balances in the remaining accounts listed above in the order they are numbered on your monthly statement until the credit balance is exhausted.

     (b) A debit balance in the cash account is added to the balance of the account listed above which is the lowest number on your monthly statement. If you have no other accounts, or if your other accounts had a zero balance at the time the cash account was in debit, then the debit balance in the cash account is disregarded for interest purposes.

     (c) A credit balance in any of the accounts listed above, other than the cash account, then offsets debit balances in the accounts in the order they are numbered on your monthly statement until the credit balance is exhausted.

     Any credit balance in the short account is disregarded, as this money is required to obtain borrowed stock for delivery against the short sale. A short account credit balance is disregarded even if you are long in the same security in your margin account, i.e., "short against the box." You are charged interest on any net debit balances in your accounts resulting from the foregoing computations. Our interest period begins on the 21st of the month preceding the statement date and runs through the 20th of the month of the statement date.

     At the end of the interest period, the average debit balance in each account is determined by dividing the total of the daily balances in each account ("total of net debit balances)" by the number of days during the interest period in which there was a debit balance in that account ("number of days in debit"). The equation is as follows:


     Total of Net Debit Balance        =   Average debit balance
     --------------------------
       Number of days in debit

     The average debit balances so computed for each account are then totaled. This total determines the interest rate charged to you as stated above. The interest charge is computed by multiplying the total of the net debit balances by the interest rate so determined and dividing by 360. (Interest is charged on the basis of a 360-day year.) The equation is as follows:


Total of Net Debit Balance x Interest Ratio       =   Average debit balance
-------------------------------------------
                          360

     In order to verify the interest calculation, you may use the above formula or you may multiply the average debit balance in the account by the number of days on which there was a net debit balance in the account and the interest rate and divided the product by 360.

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
     If during any interest period there is a change in the prime rate, separate average debit balances and separate interest charges will be shown on the statement for each segment of the interest period subjected to different rates.

OTHER CHARGES

     Interest will be charged on prepayments, e.g., if we pay you the proceeds of a sale prior to the settlement date.

SHORT SALES AND MARKING TO THE MARKET

     Each day, any appreciation in the value of securities sold short, or sold short against the box, in excess of $100 is debited to your margin account. Each day, any depreciation in the value of such securities in excess of $100 is credited to your margin account. This practice is known as "marking to the market." It affects the amount of your interest charge through its effect on the daily balance in your margin account. The minimum amount of $100 may be charged from time to time.

MARGIN REQUIREMENTS AND CREDIT CHARGES

     The undersigned will maintain such securities and other property in the accounts of the undersigned for margin purposes at a minimum of 35 percent or higher as you shall require from time to time; and the monthly debit balance of such accounts shall be charged, in accordance with your usual custom, with interest at a rate permitted by the laws of the State of California. It is understood that the interest charge made to the undersigned's account at the close of a charge period will, unless paid, be added to the opening balance for the next charge period and that interest will be charged upon such opening balance, including all interest so added.

REPRESENTATIONS AS TO BENEFICIAL OWNERSHIP AND CONTROL

     The undersigned represents that, with respect to securities against which margin credit is or may be extended by you: (a) the undersigned is not the beneficial owner of more than three percent (3%) of the number of outstanding shares of any class of equity securities, and (b) does not control, is not controlled by and is not under common control with, the issuer of any such securities. In the event that any of the foregoing representations is inaccurate or becomes inaccurate, the undersigned will promptly so advise you in writing.

REPRESENTATION AS TO THE SECURITIES TRANSACTIONS

     It is understood and agreed that the undersigned, when placing with you any sell order for a short account, will designate it as such and hereby authorize you to mark such order as being "short," and when placing with you any order for a long account, will designate it as such and hereby authorizes you to mark such order as being "long." Any sell

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
order which the undersigned shall designate as being for a long account as above provided, is for securities then owned by the undersigned and, if such securities are not then deliverable to you from any account of the undersigned, the placing of such order shall constitute a representation by the undersigned that he will deliver them forthwith.

PLEDGE OF SECURITIES AND OTHER PROPERTY

     All securities and other property now or hereafter held, carried or maintained by you in your possession or control in any of the accounts of the undersigned may be pledged and repledged by you from time to time, without notice to the undersigned, either separately or in common with other such securities and other property, for any amount due in the accounts of the undersigned, or for any greater amount, and you may do so without retaining in your possession or under your controls for delivery a like amount of similar securities or other property.

LENDING AGREEMENT

     Within the limitations imposed by applicable laws, rules and regulations, you are hereby authorized to lend to yourselves, as principal or otherwise, or to others, any securities held by you on margin or any accounts of the undersigned or as collateral therefor, either separately or with other securities. It is recognized that any losses or other detriments, or gains or other benefits, arising from any such lending of securities shall not accrue to the account of the undersigned.

ARBITRATION DISCLOSURES

     o    ARBITRATION IS FINAL AND BINDING ON THE PARTIES.

     o SUBJECT TO PARAGRAPH 2 BELOW, THE PARTIES ARE WAIVING THEIR RIGHT TO SEEK REMEDIES IN COURT, INCLUDING THE RIGHT TO JURY.

     o PRE-ARBITRATION DISCOVERY IS GENERALLY MORE LIMITED THAN AND DIFFERENT FROM COURT PROCEEDINGS.

     o THE ARBITRATOR'S AWARD IS NOT REQUIRED TO INCLUDE FACTUAL FINDINGS OR LEGAL REASONING AND ANY PARTY'S RIGHT TO APPEAL OR TO SEEK MODIFICATION OF RULING BY THE ARBITRATOR IS STRICTLY LIMITED.

     o THE PANEL OF ARBITRATORS WILL TYPICALLY INCLUDE A MINORITY OF ARBITRATORS WHO WERE OR ARE AFFILIATED WITH THE SECURITIES INDUSTRY.

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
ARBITRATION

     (1) THE CUSTOMER AGREES, AND BY CARRYING AN ACCOUNT FOR THE CUSTOMER ROBERTSON, STEPHENS & COMPANY, L.P. AGREES THAT ALL CONTROVERSIES WHICH MAY ARISE BETWEEN US CONCERNING ANY TRANSACTION OR THE CONSTRUCTION, PERFORMANCE, OR BREACH OF THIS OR ANY OTHER AGREEMENT BETWEEN US PERTAINING TO SECURITIES AND OTHER PROPERTY, WHETHER ENTERED INTO PRIOR, ON OR SUBSEQUENT TO THE DATE HEREOF, SHALL BE DETERMINED BY ARBITRATION, ANY ARBITRATION UNDER THIS AGREEMENT SHALL BE CONDUCTED PURSUANT TO THE FEDERAL ARBITRATION ACT AND THE LAWS OF THE STATE OF CALIFORNIA, BEFORE THE AMERICAN ARBITRATION ASSOCIATION, OR BEFORE THE NEW YORK STOCK EXCHANGE, INC. OR AN ARBITRATION FACULTY PROVIDED BY ANY OTHER EXCHANGE OF WHICH ROBERTSON, STEPHENS & COMPANY, L.P. IS A MEMBER, OR THE NATIONAL ASSOCIATION OF SECURITIES DEALERS, INC. OR THE MUNICIPAL SECURITIES RULEMAKING BOARD AND IN ACCORDANCE WITH THE RULES OBTAINING OF THE SELECTED ORGANIZATION OF WHICH ROBERTSON, STEPHENS & COMPANY, L.P. IS A MEMBER, BUT IF THE CUSTOMER FAILS TO MAKE SUCH ELECTION, BY REGISTERED LETTER, OR TELEGRAM ADDRESSED TO ROBERTSON, STEPHENS & COMPANY, L.P. AT THEIR MAIN OFFICE BEFORE THE EXPIRATION OF TEN DAYS AFTER RECEIPT OF A WRITTEN REQUEST FROM ROBERTSON, STEPHENS & COMPANY, L.P. TO MAKE SUCH ELECTION, THEN ROBERTSON, STEPHENS & COMPANY, L.P. MAY MAKE SUCH ELECTION, THE AWARD OF THE ARBITRATION OR OF THE AWARD RENDERED MAY BE ENTERED IN ANY COURT, STATE OR FEDERAL, HAVING JURISDICTION.

     (2) NO PERSON SHALL BRING A PUTATIVE OR CERTIFIED CLASS ACTION TO ARBITRATION, NOR SEEK TO ENFORCE ANY PRE-DISPUTE ARBITRATION AGREEMENT AGAINST ANY PERSON WHO HAS INITIATED IN COURT A PUTATIVE CLASS ACTION; WHO IS A MEMBER OF A PUTATIVE CLASS WHO HAS NOT OPTED OUT OF THE CLASS WITH RESPECT TO ANY CLAIMS ENCOMPASSED BY THE PUTATIVE CLASS ACTION UNTIL:

          (1) THE CLASS CERTIFICATION IS DENIED;

          (2) THE CLASS IS DECERTIFIED; OR

          (3) THE CUSTOMER IS EXCLUDED FROM THE CLASS BY THE COURT.

     SUCH FORBEARANCE TO ENFORCE AN AGREEMENT TO ARBITRATE SHALL NOT CONSTITUTE A WAIVER OF ANY RIGHTS UNDER THIS AGREEMENT EXCEPT TO THE EXTENT STATED HEREIN.


         Date:  October 3, 1995.        WILLIAM P. CARGILE
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